Exhibit 10.22
10.22 Agreement for Sale of Corn between Baolingbao Bios Co., Ltd. and
Shandong Xiangrui Pharmacy Co., Ltd.
Party A: Baolingbao Bios Co., Ltd.
Party B: Shandong Xiangrui Pharmacy Co., Ltd.
•	General Information
•	Pursuant to the contract entered on May 19, 2010, Party A will buy corn starch of 800 tons from Party B.
•	Fees of the Commodity and Payment Arrangement
•	The total fees will be RMB 2,304,000.

•	Party A shall pay before the goods are delivered.
•	Delivery Date
•	Not later than June 5, 2010
•	Breach of Agreement
•	If Party B fails to deliver on schedule, Party B shall pay 15% of value of the non-delivered goods as liquidated damages.

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Party B shall replace the goods within 7 days upon the delivery discrepancy. If Party B fails to replace within 7 days or delivers unqualified goods after the replacement, Party B shall pay 30% of the value of unqualified goods.

•	If the goods fail to meet the requirements, Party B shall pay 30% of the total value of the goods and indemnify the damages of Party A.
•	Headlines of the articles omitted
•	Validity, Modification and Termination of Contract

•	Dispute Settlement

•	Miscellaneous